UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

555 Richmond Street West, Suite 604 Toronto, Ontario, Canada		M5V 3B1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Partial Exercise of June 2013 Greenshoe

As reported in Generex Biotechnology Corporation’s (the “Company) Current Report on Form 8-K filed June 18, 2013 (the “June 8-K”), pursuant to a securities purchase agreement dated June 17, 2013, the Company sold to certain investors shares of its non-voting Series E 9% Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to an aggregate of 100% of the shares of its common stock issuable upon conversion of the convertible preferred stock (“warrants”) for an aggregate purchase price of $1,225,000.

Under the June 13, 2013 securities purchase agreement, for a period of up to one year, each investor may, in its sole determination, elect to purchase, in one or more purchases, additional units consisting of convertible preferred stock and warrants at a purchase price in the amount originally purchased by such investor (the ‘Greenshoe”). The units purchased in the Greenshoe will be identical to the units of convertible preferred stock and warrants originally issued pursuant to the Stock Purchase Agreement.

On January 9 and January 10, 2013 the Company received notices of exercise of an aggregate $750,000 in purchase price under the Greenshoe. Closing of the sale of securities under the Greenshoe will take place within ten days after receipt of notice of exercise. The Company and the exercising investors will enter into a new securities purchase agreement substantially identical to the June 17, 2013 securities purchase agreement. For a description of the terms of the preferred stock, warrants and securities purchase agreement, reference is made to the June 8-K.

The shares of convertible preferred stock, warrants, the shares of common stock underlying the convertible preferred stock and the warrants, the shares of common stock issuable in lieu of the cash payment of dividends on the convertible preferred stock and the shares of common stock payable and issuable as finders’ fees were offered privately pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Company and the investors have previously entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee to Seahawk Capital Partners. The Company has agreed to file the registration statement within 45 days after closing and to use its best efforts to have the registration statement declared effective within 120 days after closing. If these deadlines are not met, the Company will liable for liquidated damages up to 6% of the purchase price under the securities purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: January 10, 2014	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer